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                                                                   Exhibit 10.11


                               AMENDMENT THIRTEEN

                       ATTACHED TO AND MADE A PART OF THE

            AMENDED AND RESTATED REINSURANCE AGREEMENT NUMBER 1290-46

                                     BETWEEN

                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

                                "Ceding Company"

                                       AND

                             RGA REINSURANCE COMPANY

                                   "Reinsurer"
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The Ceding Company and the Reinsurer agree to amend this Reinsurance Agreement as follows:

I. ARTICLE I, GENERAL PROVISIONS, Paragraph 19, is replaced in its entirety by the following:

      19. Intermediary. The Reinsurer and the Ceding Company acknowledge the Reinsurer's appointment of RGA/Swiss Financial Group, L.L.C. as the designated reinsurance manager with respect to this Agreement and the business reinsured hereunder. The Reinsurer hereby directs the Ceding Company to submit all notices and reports required to be sent to the Reinsurer under this Agreement and remit all amounts due the Reinsurer under this Agreement directly to RGA/Swiss Financial Group, L.L.C. as the designated reinsurance manager of the Reinsurer. The Ceding Company acknowledges the Reinsurer's request and agrees to forward all notices, reports and remittances required to be sent to the Reinsurer under this Agreement directly to RGA/Swiss Financial Group, L.L.C. RGA/Swiss Financial Group, L.L.C. shall receive all notices, reports and remittances on behalf of the Reinsurer and receipt of such notices, reports and remittances by RGA/Swiss Financial Group, L.L.C. RGA/Swiss Financial Group, L.L.C. shall be deemed to be receipt by the Reinsurer.

            The Reinsurer and the Ceding Company individually acknowledge that RGA/Swiss Financial Group, L.L.C. has made written disclosure at the time of negotiation of this Agreement, or its amendment, whichever is applicable, in accordance with Section 32.1(f) of the New York Insurance Regulations.


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II.   ARTICLE V, DIVIDENDS, Paragraph 6, is replaced in its entirety by the following:

      6. Excess Year. An Excess Year is defined as any Accounting Period during which the dividend reimbursement exceeds the Formula Dividend determined in accordance with Paragraph 4 above.

III. ARTICLE X, ACCOUNTING AND SETTLEMENTS, Paragraph 8, is replaced in its entirety by the following:

      8. Offset of Payments. All monies due either the Ceding Company or the Reinsurer under this Agreement will be offset against each other, dollar for dollar, regardless of any insolvency of either party.

IV.   ARTICLE XVI, INSOLVENCY, is replaced in its entirety by the following:

            Insolvency. In the event of the Ceding Company's insolvency, any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the policies reinsured without diminution because of the insolvency of the Ceding Company. The conservator, liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of


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            any such claim, the Reinsurer may investigate such claim and interpose in the Ceding Company's name (or in the name of the Ceding Company's conservator, liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated. Any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

V. SCHEDULE G, CEDING COMPANY DATA, is replaced in its entirety by the following:

      - Quarterly accounting settlement reports provided to the Reinsurer in accordance with this Agreement since fourth quarter 1990

      - Special Valuation Summary as of June 30, 1990 for the reinsured block by form, index, year and age group

      - Summary of policy count and face amount for the reinsured block as of June 30, 1990 by year of issue

      - Facsimile dated December 24, 1992 from Michael Slipowitz of the Ceding Company to G. William Boyd of the Reinsurer which included AIDS mortality information from 1983 through 1992

      - Quarterly accounting settlement reports received under this Agreement since inception

      - Summary of policy count, face amount, and reserves inforce by plan codes as of December 31, 1994 for the additional policies reinsured effective July 1, 1995

      - Diskettes containing a seriatim listing of all policies and riders in valuation bases 0 through 10 as of December 31, 1994


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      -     October 23, 1995 letter from Ellen Lavino of MONY to Larry Fischer of RGA/Swiss with descriptions of several plans to be reinsured and premium rates for the Keyman policy series

      - August 18, 1995 facsimile from Arnold Greenspoon of MONY to Bill Boyd of RGA/Swiss which states that the dividend factors and formula in the treaty is an appropriate proxy for MONY's actual dividend payments based on the following assumptions:

            1) the projection model accurately captures the policies in the block;

            2)    assumptions are matched by experience; and

            3) the dividend scale remains unchanged except for the interest factor

      - These items were neither intended by the Ceding Company nor interpreted by the Reinsurer to be a guarantee of future performance of the reinsured block. These items were, however, relied upon and used by the Ceding Company and the Reinsurer as the basis for the development of the values in Schedules E and F.

      - Projections of the block of business reinsured effective December 31, 1995 under various sets of assumptions with respect to mortality, lapses, and interest rates for each of four policy groupings: valuation bases 0 through 3; valuation basis 4; valuation bases 5 through 8; and valuation bases 9 and 10. These projections were neither intended by the Ceding Company nor interpreted by the Reinsurer to be a guarantee of future performance of the reinsured policies. These items were, however, relied upon and used by the Ceding Company and the Reinsurer as the basis for the development of the values in Schedules E and F.

      - Summary of policy count, face amount, and reserves inforce by plan code and valuation basis as of December 31, 1993, December 31, 1994 and September 30, 1995

      -     Mortality study covering exposures during 1992 and 1993

      -     Lapse study covering exposures during 1993 and 1994

      - Policy forms for the following policy series reinsured effective December 31, 1995: Whole Life, Flexible Whole Life, MONY-1, MONYProvider, Whole Life with Increasing Premiums, and Executive Equity

      - May 26, 1995 letter from Arnold Greenspoon (MONY) to Bill Boyd (RGA/Swiss) in which 7 percent of base policy premium is represented to reflect direct renewal expenses with respect to the policies reinsured effective December 31, 1995


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In witness of the above, this Amendment Thirteen is executed in duplicate on the dates indicated below with an Effective Date of January 1, 1996.

ATTEST:                                THE MUTUAL LIFE INSURANCE COMPANY OF
                                       NEW YORK ("Ceding Company")

By:     /s/ Arnold N. Greenspoon       By:     /s/ Phillip A. Eisenberg
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Title:  AVP & Actuary                  Title:  Sr. VP & Chief Actuary
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Date:   11/15/96                       Date:   11/15/96
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ATTEST:                                LYNDON LIFE INSURANCE COMPANY

                                       ("Reinsurer")

By:     /s/ James W. Daller            By:     /s/ Paul A. Salente
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Title:  Actuarial Vice President       Title:  Senior Vice President
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Date:   11/13/96                       Date:   11/13/96
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